Exhibit 10.49

HYATT HOTELS CORPORATION

EXECUTIVE INCENTIVE PLAN

I. ESTABLISHMENT AND PURPOSE

Hyatt Hotels Corporation (the “Company”) hereby establishes the Hyatt Hotels Corporation Executive Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to (i) attract and retain highly qualified individuals; (ii) obtain from each the best possible performance; (iii) establish a performance goal based on objective criteria; (iv) further underscore the importance of achieving business objectives for the short and long term; and (v) include in such individual’s compensation package an annual incentive component which is tied directly to the achievement of those objectives.

II. EFFECTIVE DATE; TERM

A. The Plan will be effective as of July 28, 2009. Once effective, the Plan shall remain in effect until such time as it shall be terminated by the Committee (as defined below). The Committee may terminate the Plan at any time; provided, however that except in the event of a Change in Control, the Committee may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination of the Committee as to satisfaction of pro rata Performance Goals for such period.

B. For this purpose, a “Change in Control” shall mean (a) prior to the consummation of a public offering in which the Company offers for sale shares of its common stock or other equity interests pursuant to an effective registration statement on Form S-1 or otherwise under the Securities Act of 1933, as amended (an “IPO”), Pritzker Affiliates shall fail to own more than 50% of the combined voting power of all Voting Stock of the Company and (b) following an IPO, any Person or two or more Persons acting in concert (other than (i) any Pritzker Affiliate or (ii) any Pritzker Affiliate along with any other stockholder which, together with its Affiliates, owns more than 5% of the combined voting power or the Voting Stock as of June 30, 2009 (a “Non-Pritzker Affiliate Existing Shareholder”) so long as Pritzker Affiliates continue to own more Voting Stock than such Non-Pritzker Affiliate Existing Shareholder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Plan Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, then such transaction or event triggering clause (a) or (b) with respect to such award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A. The Committee may make such modifications to the definition of “Change in Control” as it determines appropriate following an initial public offering or such other business condition as the Committee deems necessary and appropriate. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto. For purposes hereof the defined terms used in this definition shall have the following meanings:

“Affiliate” means as to any Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any governmental authority.

“Pritzker Affiliate” means (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlling, controlled by or under common control with any person, trust or other entity described in clauses (i), (ii) or (iii). “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Voting Stock” means each class of securities the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote has been suspended by the happening of such a contingency.

III. ADMINISTRATION

A. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”); the Committee shall consist solely of two or more members who shall qualify as “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

B. Committee Authority. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

C. Committee Determinations. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby. All powers of the

Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

D. Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make awards under the Plan to employees of the Company who are not subject to the restrictions of Section 16(b) of the Exchange Act. The delegation of authority under this subsection (D) shall be subject to such conditions and limitations as may be determined by the Committee, subject to ratification and approval by the Board if the Board retains such right pursuant to subsection (A) above. If the Chief Executive Officer makes awards pursuant to the delegated authority under this subsection (D), references in the Plan to the “Committee,” as they relate to making such awards (but not to the subsequent administration of such awards), shall be deemed to refer to the Chief Executive Officer.

IV. ELIGIBILITY AND PARTICIPATION

Eligibility to participate in the Plan is limited to senior executives of the Company as determined and selected by the Committee (each a “Participant”).

V. BUSINESS CRITERIA

A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the following corporate business criteria with respect to the Company, any of its subsidiaries, divisions, business units, segments or regions or any individual (the “Performance Goals”): (i) earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net income (either before or after taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on capital, (vii) return on invested capital, (viii) return on stockholders’ equity, (ix) return on assets, (x) stockholder return, (xi) return on sales, (xii) gross or net profit, (xiii) productivity, (xiv) expense, (xv) operating margin, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital, (xix) earnings per share, (xx) price per share of common stock, (xxi) market share, (xxii) costs, (xxiii) expenses, (xxiv) chain results, (xxv) gross operating profit, (xxvi) capital deployment, (xxvii) implementation or completion of critical projects, (xxviii) funds from operations, (xxix) branding, (xxx) organizational or succession planning, (xxxi) management or licensing fee growth; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee.

The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following items relating to: (i) a change in accounting principle, (ii) financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) acquisitions or dispositions, (vi) the business operations of an entity acquired by the Company during the performance period,

(vii) discontinued operations, (viii) stock dividend, split, combination or exchange of stock, (ix) unusual or extraordinary events, transactions or developments, (x) amortization of intangible assets, other significant income or expense outside the Company’s core on-going business activities, (xi) other nonrecurring items, (xii) changes in applicable law.

VI. BONUS DETERMINATIONS

Any bonuses paid to Participants under the Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals. Bonus formulas may be set for performance periods of one, two or three fiscal years of the Company. A performance period may be concurrent or consecutive. Participants need not be employed on the first day of a performance period. If a Participant becomes eligible to participate in the Plan during a performance period, the Committee shall determine if such Participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

Although the Committee may in its sole discretion reduce a bonus payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Participant’s bonus as determined under the applicable bonus formula.

Unless otherwise provided in a written employment agreement between a Participant and the Company, the payment of a bonus to a Participant with respect to a performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, bonuses may be paid to Participants who have retired or whose employment has terminated after the beginning of the period for which a bonus is made, or to the designee or estate of a Participant who died during such period.

VII. ADDITIONAL CONDITIONS

Once a bonus formula is established under Section VI based on one or more of the Performance Goals, the Committee may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Participant or to pay an award under the Plan if the Performance Goal has not been satisfied.

VIII. PAYMENT OF AWARDS

All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Committee, the equivalent value of common stock of the Company (“Common Stock”) based on the fair market value of the Common Stock on the date the bonus is awarded, as determined by the Committee. The Committee may impose vesting and other similar conditions upon any payment of awards made in Common Stock. Awards paid in Common Stock shall be paid under the Global Hyatt Amended and Restated Long-Term Incentive Plan or any successor equity incentive plan thereto.

Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period.

IX. SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X. AMENDMENT OF THE PLAN

The Compensation Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently.

XI. RIGHTS OF PLAN PARTICIPANTS

Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company’s payment of an award to such Participant in any other period, or by reason of the Company’s payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

XII. SECTION 409A

Awards under this Plan shall either be exempt from or be designed to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or any award, if and to the extent the Committee shall determine that the terms of any award may result in the failure of such award to be exempt from or comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any award as it deems necessary or advisable, including without limitation:

1. amendment or modification of the Plan or any award to conform the Plan or such award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any award regarding vesting, exercise, or the timing or form of payment).

2. cancellation or termination of any unvested award, or portion thereof, without any payment to the Participant holding such award.

Any such amendment, modification, cancellation, or termination of the Plan or any award may adversely affect the rights of an Participant with respect to such award without the Participant’s consent.

XIII. MISCELLANEOUS

The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois (without regard to principles of conflicts of law).

Adopted by Hyatt Hotels Corporation on July 28, 2009.